                                     AMENDED AND

                          RESTATED ARTICLES OF INCORPORATION

                                          OF

                            FIREPLACE MANUFACTURERS, INC.

    WILLARD P. HARRIS and JOHN D. HORNSBY certify that:

    1. They are the president and the secretary, respectively, of Fireplace Manufacturers, Inc., a California corporation.

    2. The articles of incorporation of the corporation, as amended to the date of the filing of this Certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the Corporations Code) are restated as follows:

    ONE.  The name of the corporation is FIREPLACE MANUFACTURERS, INC.

    TWO. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession to be incorporated by the California Corporations Code.

    THREE. The Company is authorized to issue two (2) classes of shares of stock to be designated "Common Shares" and "Preferred Shares", respectively. The total number of Common Shares which the Company is authorized to issue is Ten Million (10,000,000) and the total number of Preferred Shares which the Company is authorized to issue is One Million (1,000,000).

    PREFERRED SHARES. The Preferred Shares may be issued from time to time in one or more series. Preferred Shares shall have a par value of one dollar ($1.00) per share. The Board of Directors is authorized to fix the number of shares of any such series and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subject to the issuance of that series.

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    FOUR.  The corporation elects to be governed by all of the provisions of the General Corporation Law (as added to the California Corporations Code effective January 1, 1977, and as subsequently amended) not otherwise applicable to this corporation under Chapter 23 of said General Corporation Law.

    3. The amendment herein set forth has been duly approved by the Board of Directors.

    4. The amendment herein set forth has been duly approved by the required vote of the shareholders in accordance with Section 902 of the Corporations Code. The corporation has only one class of shares outstanding and the number of outstanding shares is 2,500,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required for the approval of the amendment herein set forth was more than 50%.

Dated:  March    , 1984

                                       /s/ Willard P. Harris
                                       -----------------------------------
                                       WILLARD P. HARRIS, President


                                       /s/ John D. Hornsby
                                       -----------------------------------
                                       JOHN D. HORNSBY, Secretary


    WILLARD P. HARRIS and JOHN D. HORNSBY declare under penalty of perjury that under the laws of the State of California they have read the foregoing Restated Articles of Incorporation and know the contents thereof and that the same are true of their own knowledge.


                                       /s/ Willard P. Harris
                                       -----------------------------------
                                       WILLARD P. HARRIS


                                       /s/ John D. Hornsby
                                       -----------------------------------
                                       JOHN D. HORNSBY



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